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                                                                   EXHIBIT 99.3


                                                   VERSION 3:  RETAIL PROPERTIES

PROSPECTUS

               AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The mortgage pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Retail properties will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

                                                  (cover continued on next page)

                          -------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
 OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL
       SERVICER, ANY PRIMARY SERVICER, AMRESCO, INC., THE TRUSTEE, THE
       UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE
        CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE
             INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
               INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE
                  EXTENT PROVIDED IN THE RELATED PROSPECTUS
                  SUPPLEMENT. THE ASSETS IN EACH TRUST FUND
                  WILL BE HELD IN TRUST FOR THE BENEFIT OF
                    THE HOLDERS OF THE RELATED SERIES OF
                     CERTIFICATES PURSUANT TO A POOLING
                     AND SERVICING AGREEMENT AND ONE OR
                       MORE SERVICING AGREEMENTS, OR A
                          TRUST AGREEMENT, AS MORE
                           FULLY DESCRIBED HEREIN.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
                       REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

                          -------------------------

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE ___ HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                          -------------------------

       THE DATE OF THIS PROSPECTUS IS                              , 199
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                                                   VERSION 3:  RETAIL PROPERTIES


[To be inserted in the TABLE OF CONTENTS, immediately following "RISK FACTORS--RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGE PROPERTIES."]

Risks Particular to Retail Properties . . . . . . . [page no.]
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                                                   VERSION 3:  RETAIL PROPERTIES


[To be inserted under "RISK FACTORS," immediately following "RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGE PROPERTIES."]

RISKS PARTICULAR TO RETAIL PROPERTIES

         In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

         Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.
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                                                   VERSION 3:  RETAIL PROPERTIES


[To be inserted under "DESCRIPTION OF THE TRUST FUNDS," immediately following "MORTGAGE LOANS--GENERAL."]

Mortgage Loans Secured by Retail Properties

         Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming a debtor in a bankruptcy case under the Bankruptcy Code, as well as fundamental aspects of real estate such as location and market demographics.

         The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in sales of tenants of retail properties will likely cause a corresponding decline in percentage rents and such tenants may become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties.

         Whether a retail property is "anchored" or "unanchored" is also a relevant factor. Generally, retail properties that are anchored are perceived to be less risky. A retail anchor tenant is normally understood to be proportionately large in size and vital in attracting customers to the property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at retail properties.